Consent of Independent Registered Public Accounting Firm

To the Board of Trustees

AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds):

We consent to the use of our report dated February 22, 2019 on the financial statements of Oppenheimer Rochester Limited Term New York Municipal Fund, a series of Rochester Portfolio Series, incorporated herein by reference, and to the references to our firm under the headings Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado

April 28, 2020

Consent of Independent Registered Public Accounting Firm

To the Board of Trustees

AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds):

We consent to the use of our report dated February 22, 2019 on the financial statements of Oppenheimer Rochester Fund Municipals, incorporated herein by reference, and to the references to our firm under the headings Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

                                                           /s/ KPMG LLP

KPMG LLP

Denver, Colorado

April 28, 2020